UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2011

TEMPUR-PEDIC INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

    This current report on Form 8-K/A (this “Amendment”) amends a current report on Form 8-K, filed April 28, 2011 (the “Original Filing”), in which Tempur-Pedic International Inc. (the “Company”) reported voting results for its annual meeting of stockholders held on April 26, 2011, including the voting results for both the Company’s non-binding stockholder advisory vote on the compensation of its named executive officers (the “Say-on-Pay Vote”) and the Company’s non-binding stockholder advisory vote regarding the frequency of future Say-on-Pay Votes.  Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original Filing.

Item 5.07	Submission of Matters to a Vote of Security Holders

    As previously reported in the Original Filing, more than a majority of shares voting at the 2011 annual meeting voted, on a non-binding advisory basis, in favor of an annual frequency for future Say-on-Pay Votes.  The Company intends, in light of that vote, to hold future Say-on-Pay votes annually, until the next required vote on the frequency of Say-on-Pay votes.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name

Date: December 21, 2011	By:	/s/ DALE E. WILLIAMS
Name: Dale E. Williams
Title: Executive Vice President & Chief Financial Officer